EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 20, 2009, relating to the consolidated financial statements of Starbucks Corporation and the effectiveness of Starbucks Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Starbucks Corporation for the year ended September 27, 2009.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 16, 2010